UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Condition.

On November 2, 2009, Resource Capital Corp. (the "Company") issued a press release regarding its results for the three and nine months ended September 30, 2009. A copy of this press release is furnished with this report as an exhibit. The information in this report, including the exhibit hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

ITEM 8.01                      Other Events.

The Company inadvertently omitted from its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which was filed on August 10, 2009, the information required by Part II, Item 4 of Form 10-Q.  Accordingly, set forth below is the information required by Part II, Item 4:

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At our Annual Meeting of Stockholders held on June 9, 2009, our stockholders voted to re-elect seven directors - Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, William B. Hart, Gary Ickowicz, Murray S. Levin and P. Sherrill Neff - to serve one year terms expiring at the Annual Meeting of Stockholders in 2010.  The voting results were: 23,336,819 shares for and 498,124 shares withheld for Mr. Beach; 23,233,790 shares for and 601,153 shares withheld for Mr. E. Cohen; 23,381,843 shares for and 453,100 shares withheld for Mr. J. Cohen; 23,285,037 shares for and 549,906 shares withheld for Mr. Hart; 23,385,503 shares for and 449,440 shares withheld for Mr. Ickowicz; 23,134,735 shares for and 700,208 shares withheld for Mr. Levin; and 23,190,422 shares for and 644,521 shares withheld for Mr. Neff.

ITEM 9.01              Financial Statement and Exhibits.

(d) The exhibit furnished as part of this report is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Date: November 2, 2009	/s/ David J. Bryant David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX 99.1	Press Release